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                                                                    Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1989 Stock Plan of The Immune Response Corporation of our report dated January 26, 1996, with respect to the consolidated financial statements of The Immune Response Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





                                                           /s/ ERNST & YOUNG LLP

San Diego, California
August 23, 1996